Exhibit 10.3

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE AGREEMENT (this “Fifth Amendment”) is made as of March 2, 2018, by and between ARE-819/863 MITTEN ROAD, LLC, a Delaware limited liability company (“Landlord”), and CORVUS PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.                                    Landlord and Tenant are parties to that certain Lease Agreement dated as of January 27, 2015, as amended by that certain First Amendment to Lease dated as of March 19, 2015, as further amended by that certain Second Amendment to Lease dated as of August 20, 2015 (the “Second Amendment”), as further amended by that Third Amendment to Lease dated as of June 27, 2016, and as further amended by that certain Fourth Amendment to Lease dated as of August 15, 2016 (as amended, the “Lease”).  Pursuant to the Lease, Tenant leases from Landlord certain premises consisting of approximately 28,633 rentable square feet (the “Existing Premises”) in a building located at 863 Mitten Road and 866 Malcolm Road, Burlingame, California (collectively, the “Building”).  The Existing Premises are more particularly described in the Lease.  Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.                                    Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, reflect the surrender of a portion of the Existing Premises consisting of approximately 1,533 rentable square feet, as shown on Exhibit A attached hereto (the “Fifth Amendment Surrender Premises”) as of March 4, 2018 (the “Surrender Date”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                      Surrender of Fifth Amendment Surrender Premises.  The Lease with respect to the Fifth Amendment Surrender Premises shall terminate as provided for in the Lease on the Surrender Date.  Tenant shall voluntarily surrender the Fifth Amendment Surrender Premises on such date in accordance with all surrender requirements contained in the Lease and in the condition in which Tenant is required to surrender the Premises as of the expiration of the Lease.  From and after the Surrender Date, Tenant shall have no further rights of any kind with respect to the Fifth Amendment Surrender Premises.  Notwithstanding the foregoing, those provisions of the Lease which, by their terms, survive the termination of the Lease shall survive the surrender of the Fifth Amendment Surrender Premises and termination of the Lease with respect to the Fifth Amendment Surrender Premises as provided for herein.  Nothing herein shall excuse Tenant from its obligations under the Lease with respect to the Fifth Amendment Surrender Premises prior to the Surrender Date.

2.                                      Definitions.  Commencing on March 5, 2018, the definitions of “Premises,” “Rentable Area of Premises,” and “Tenant’s Share of Operating Expenses of Project” are hereby deleted and replaced with the following:

“Premises:  That portion of (a) the 863 Building containing approximately 27,100 rentable square feet, consisting of (i) approximately 8,138 rentable square feet (the “Original Premises”) in the west wing of the 863 Building (“West Building”), (ii) approximately 2,442 rentable square feet (the “Expansion Premises”) in the east wing of the 863 Building (“East Building”), (iii) approximately 3,713 rentable square feet in the East Building (the “Third Expansion Premises”), (iv) approximately 1,973 rentable square feet in the East Building (the “Fourth Expansion Premises”), and (v) approximately 10,834 rentable square feet  (“Second Expansion Premises”) in the east wing of the 866 Building (“866 East Building”), all as determined by Landlord, as shown on Exhibit A.”

“Rentable Area of Premises:  27,100 sq. ft.”

“Tenant’s Share of Operating Expenses of Project:  27.80%”

Commencing on March 5, 2018, Exhibit A to the Lease shall be amended to delete the Fifth Amendment Surrender Premises.

3.                                      Base Rent.  Commencing on March 5, 2018, Tenant shall no longer be required to pay Base Rent with respect to the Fifth Amendment Surrender Premises. Tenant shall continue to pay Base Rent with respect to the remaining Premises (not including the Fifth Amendment Surrender Premises) as provided in the Lease through the Expiration Date (i.e. January 31, 2021).

4.                                      Base Term.  The Base Term of the Lease with respect to the remaining Premises (not including the Fifth Amendment Surrender Premises) shall continue as provided in the Lease through the Expiration Date.

5.                                      Condition Precedent.  Notwithstanding anything to the contrary contained in this Fifth Amendment, Tenant and Landlord acknowledge and agree that the effectiveness of this Fifth Amendment shall be subject to the following condition precedent (“Condition Precedent”) having been satisfied:  Landlord shall have entered into a new lease for the Fifth Amendment Surrender Premises with a third party.  The new lease shall be on terms and conditions acceptable to Landlord, in Landlord’s sole and absolute discretion.  In the event that the Condition Precedent is not satisfied, Landlord shall have the right to terminate this Fifth Amendment upon delivery of written notice to Tenant.  Landlord shall have no liability whatsoever to Tenant relating to or arising from Landlord’s inability or failure to cause the Condition Precedent to be satisfied.

6.                                      California Accessibility Disclosure.  For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project has not undergone inspection by a Certified Access Specialist (CASp).  In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code:  “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”  In furtherance of and in connection with such notice:  (i) Tenant, having read such notice and understanding Tenant’s right to request and obtain a CASp inspection, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Premises, Building and/or Project to the extent permitted by Legal Requirements; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to Legal Requirements, then Landlord and Tenant hereby agree as follows (which constitute the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice):  (A) Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord; (B) any CASp inspection timely requested by Tenant shall be conducted (1) at a time mutually agreed to by Landlord and Tenant, (2) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Premises, Building or Project in any way, and (3) at Tenant’s sole cost and expense, including, without limitation, Tenant’s payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the “CASp Reports”) and all other costs and expenses in connection therewith; (C) the CASp Reports shall be delivered by the CASp simultaneously to Landlord and Tenant; (D)

Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises to correct violations of construction-related accessibility standards including, without limitation, any violations disclosed by such CASp inspection; and (E) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and Project located outside the Premises that are Landlord’s obligation to repair as set forth in the Lease, then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by Legal Requirements to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within 10 business days after Tenant’s receipt of an invoice therefor from Landlord.

7.                                      OFAC.  Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

8.                                      Brokers.  Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Fifth Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Fifth Amendment.

9.                                      Miscellaneous.

a.                                      This Fifth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Fifth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.                                      This Fifth Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c.                                       This Fifth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Fifth Amendment attached thereto.

d.                                      Except as amended and/or modified by this Fifth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fifth Amendment.  In the event of any conflict between the provisions of this Fifth Amendment and the provisions of the Lease, the provisions of this Fifth Amendment shall prevail.  Whether or not specifically amended by this Fifth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fifth Amendment.

[Signatures on next page.]

IN WITNESS WHEREOF, Landlord and Tenant have executed the Fifth Amendment as of the day and year first above written.

TENANT:

CORVUS PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Leiv Lea
Its: CFO

LANDLORD:

ARE-819/863 MITTEN ROAD, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

	By:	/s/ Eric S. Johnson
Its: Senior Vice President,
RE Legal Affairs

Exhibit A

Fifth Amendment Surrender Premises